News Announcement

CONTACT:
Richard Gaetz, President/CEO Sean Washchuk, VP Finance/CFO Vitran Corporation Inc. 416/596-7664	Robert Rinderman Purdy Tran Jaffoni & Collins Incorporated 212/835-8500 or VTNC@jcir.com

FOR IMMEDIATE RELEASE

VITRAN EXPANDS U.S. COVERAGE WITH
ACQUISITION OF KANSAS-BASED CHRIS TRUCK LINE

- Raises FY 2005 Earnings Guidance Range to $1.35 to $1.47, from $1.23 to $1.35 -

- Management to Host Live Conference Call and Webcast to Discuss Acquisition -

TORONTO, ONTARIO and WICHITA, KANSAS (May 31, 2005) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced that it has acquired Chris Truck Line (www.ctrans.com), a regional less-than-truckload (LTL) freight carrier based in Wichita, Kansas, with operations in the Midwestern and Southwestern U.S.

“Management has been actively seeking a complementary U.S. acquisition to extend Vitran’s geographical footprint outward from our stronghold in the Central States,” stated Vitran President and Chief Executive Officer Rick Gaetz. “Chris Truck Line is an extremely good fit given its excellent financial track record, well-run organization and ideal geographic extension on the western fringe of our existing Vitran Express territory, with little overlap.

“We are extremely excited to welcome the Chris Truck Line employees to the Vitran family and look forward to systematically cross-selling Vitran’s premium regional and cross-border services to their customer base. We believe our customers, as has been the case in the past, will greatly value our expanded geographical coverage in the additional states and cities Chris Truck Line currently serves.”

Chris Truck Line operates from 19 terminals covering 11 states, with the core segment of their business in new Vitran territory including, Colorado, Kansas, Oklahoma and Texas. As a result Vitran adds 13 new terminals in its expanded region. Chris Truck Line has 236 employees and

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operates 562 pieces of equipment.

Chris Dugan, President of Chris Truck Line, commented “I believe we have found a perfect fit for our company as Vitran’s current geographic territory essentially borders that of Chris Truck Line, and the lack of geographic overlap makes for a great situation for Chris Truck Line employees. Additionally Vitran has demonstrated great corporate values in past acquisitions. I am pleased to be a new Vitran shareholder.”

For the trailing 12 months ended March 31, 2005, Chris Truck Line generated revenues of $28.9 million, with corresponding operating income of $4.6 million. Total consideration for the acquisition was $29.3 million, comprised of $2.8 million of Vitran common shares and $26.5 million from Vitran’s cash on hand. The transaction was made at a trailing twelve month EBITDA multiple of 4.6 times, and will be immediately accretive to Vitran’s financial results.

Guidance Update
Management is increasing its 2005 diluted earnings per share expectations to a range of $1.35 to $1.47, up from its previous EPS guidance range of $1.23 to $1.35.

Vitran management will host a conference call and webcast today at 11:00 am ET to discuss the acquisition of Chris Truck Line.

Call dial-in:	800/633-8615

Webcast/Webcast Archive: www.vitran.com (select “Investor Relations”)

Call Replay (2 days):	800/633-8284 or 402/977-9140 (Int’l) Passcode: 21248210

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words

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“believes”, “anticipates”, “plans” “intends”, “will”, “should”, ”expects”, “projects”, and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filings with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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